                  [WORLDxCHANGE COMMUNICATIONS LETTERHEAD]



October 12, 1998


John C. Cahill
Teleglobe USA, Inc.
1751 Pinnacle Drive                                 VIA FEDERAL EXPRESS
McLean, VA 22102

Dear John:

Thank you for your October 8, 1998 letter addressed to Roger Abbott, enclosing the Atlantic Crossing IRU Agreements. Roger has counter-initialed the changed pages, and one fully executed original is enclosed for your files.

Roger has asked me to confirm that the effectiveness of the enclosed Atlantic Crossing IRU contract is expressly conditioned upon the agreement between WorldxChange and Teleglobe that the Administrative Lease Agreement dated August 6, 1997 between WorldxChange and Teleglobe for Cantat-3 capacity (the "Lease") that will be terminated as of the date when the Atlantic Crossing capacity is placed in service, and neither Teleglobe nor WorldxChange will thereafter have any further obligations under the Lease, except for WorldxChange's obligation to pay for all service used through the date of termination.

Please sign this letter at the place indicated below, to indicate Teleglobe's acceptance of this condition. In the event that Teleglobe is unwilling to accept this condition, please mark the enclosed Atlantic Crossing contract as canceled and return the original to my attention.

Thank you for your cooperation in this matter.

Sincerely,                                * Provided that Teleglobe will be
                                            given the opportunity to supply
                                            to WorldxChange, international
/s/ Eric G. Lipoff                          leased line circuits that
------------------------------              WorldxChange may require from
Eric G. Lipoff                              time to time (in its sole
Senior Vice President and                   discretion), up to, collectively
General Counsel                             45 Mbps, provided that Teleglobe's
                                            prices, terms and conditions are
                                            equal to or better than competing
The above is accepted and agreed to:*       offers.

Teleglobe USA Inc.                                   /s/ JCC

/s/ John Cahill
-------------------------------
By: John Cahill
Its:  President
     --------------------------